SCHEDULE II

   					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

            				SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INGLES MARKETS, INC.

          GAMCO INVESTORS, INC.
                       6/17/04           15,000            11.0390
           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                       7/15/04           20,000            10.9988
                       7/13/04           28,400            11.0531
                       7/12/04            2,000            10.9895
                       6/28/04            9,000            11.0000
                       6/23/04            2,600            11.1500
                       6/22/04            3,000            11.1500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.